SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                          ___________________________

                                   Form 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 25, 1997


                          AAMES FINANCIAL CORPORATION
            (Exact name of Registrant as Specified in Its Charter)


  Delaware                         0-19604                95-4340340
(State or Other Jurisdiction       (Commission           (IRS Employer
of Incorporation)                File Number)           Identification  No.)



                      350 South Grand Avenue, 52nd Floor
                         Los Angeles, California 90071
                   (Address of Principal Executive Offices)



                                (213) 640-5000
             (Registrant's Telephone Number, Including Area Code)


                                      N/A
             _____________________________________________________

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS

   Reference is made to the press releases of Registrant issued on August 25, 1997 and August 27, 1997, which contain information meeting the requirements of this Item 5 and which are incorporated herein by this reference. Copies of the press releases are attached to this Form 8-K as Exhibits "1" and "2".

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


August 29, 1997                    AAMES FINANCIAL CORPORATION


                                   By:  /S/ CARY H. THOMPSON
                                        --------------------
                                        Cary H. Thompson
                                        Chief Executive Officer

                          EXHIBIT INDEX


Exhibit No.              Description of Exhibit

     1                   Press release issued August 25, 1997

     2                   Press release issued August 27, 1997

                            EXHIBIT 1

                                        Contact:  Greg Witherspoon
                                        Chief Financial Officer
                                        Aames Financial
Corporation
                                        (213) 210-5243
                                                or
                                        Jeffrey Lloyd
                                        (310) 788-2850

FOR IMMEDIATE RELEASE


               AAMES FINANCIAL CORPORATION REPORTS
                RECORD QUARTERLY LOAN PRODUCTION;
                TAKES ACTIONS TO REDUCE EXPENSES
             AND ENHANCE PROFITABILITY AND CASH FLOW

               RETAINS FINANCIAL ADVISOR AND IS IN
          DISCUSSIONS ON POSSIBLE BUSINESS COMBINATION

                    REPORTS YEAR-END RESULTS

     LOS ANGELES, CALIF. AUGUST 25, 1997 - AAMES FINANCIAL CORPORATION (NYSE: AAM) announced today record fourth quarter loan production and that it has taken steps to enhance profitability and to ensure its leadership position in the subprime home equity lending industry. While the Company is in discussions concerning a possible business combination, it also believes that the profit enhancing steps taken in the fourth quarter create a strong foundation upon which to remain independent and continue to grow its production channels and servicing platform. "As a result of our assessment of industry trends, we believe that there will be major changes in the subprime home equity lending industry. Recognizing this, in June we retained Donaldson, Lufkin & Jenrette Securities Corporation to work with us in developing a means to maximize opportunities for our Company and shareholders, whether by remaining independent and continuing to grow internally and through acquisition, or selling the Company or entering into a business combination transaction. Over the past several months, we have explored these various options and have met and spoken with a number of institutions, with one objective in mind, and that was to maximize shareholder value," said Cary H. Thompson, Aames' chief executive officer.

     Concurrently, the Company today announced a series of actions to reduce expenses and enhance profitability and cash flow. In the fourth quarter, Aames incurred severance costs primarily related to the efficiencies achieved in connection with its acquisition of One Stop Mortgage, Inc.
In addition, Aames securitized only $500 million of its record $644 million of loan production in the fourth quarter, increasing the amount of loans carried over to the first quarter of fiscal 1998 to $243 million. This represents an increase in Aames' loan carryover of approximately $136 million, or 127 percent over the third quarter's carryover amount.

     Aames President, Neil B. Kornswiet stated, "While these moves had a negative impact on our profitability in the fourth quarter, they provide Aames with additional cash flows, efficiencies and flexibility in the future."

     Kornswiet continued, "We are especially pleased with the strong loan production during the fourth fiscal quarter in light of our decision in May to de-emphasize our bulk correspondent production. The decision to refocus our attention on our core retail and One Stop mortgage production paid off handsomely as these units had record originations."

     The Company also reported net income of $17.1 million, or $0.60 per share (fully diluted), for the fiscal year ended June 30, 1997, as compared with net income of $29.8 million, or $1.14 per share (fully diluted), for fiscal 1996. The results for fiscal 1997 include a pre-tax $28.0 million ($16.2 million after tax) unrealized loss on the valuation of its interest-only strip and $32.0 million ($20.9 million after tax) of nonrecurring charges, of which $28.1 million ($18.6 million after tax) was related to the One Stop acquisition recorded in the first quarter. The unrealized loss on the valuation of the interest-only strip represents less than a 10 percent reduction in the carrying value of that asset. Without these items, the Company would have had net income of $54.2 million or $1.68 per share, for the year. Revenues for fiscal 1997 rose 82.0 percent to $273 million from $150 million a year ago. Net income per share for fiscal 1997 was based upon 26.7 percent more weighted shares outstanding reflecting the effect of a public offering of common stock in October 1996.

      Thompson added, "The $28.0 million unrealized loss on the valuation of the Company's interest-only strip resulted from our quarterly review of that asset and reflects management's current assessment of future pool performance in view of the acceleration of prepayment rates in some of the Company's earlier pools. We believe this adjustment accurately reflects economic reality and appropriately values our interest-only strips."

     Aames reported for the three months ended June 30, 1997, a net loss of $14.1 million, or $0.37 per share (fully diluted), compared to net income of $8.3 million, or $0.29 per share (fully diluted), for the three months ended June 30, 1996. The primary reason for the loss was the $28.0 million ($16.2 million after tax) valuation adjustment of the interest-only strip and, to a lesser extent, the increase in the carryover amount, the severance costs and a reduction in the gain on sale percentage recorded by the Company as a result of more conservative prepayment assumptions. The Company said that fourth quarter results were also affected by the impact of higher prices paid for bulk product prior to the implementation of the previously announced change in its bulk pricing methodology.

     Total loan originations and purchases in fiscal 1997 reached a record $2.3 billion, the majority of which were sold through five Aames-sponsored mortgage loan securitizations aggregating $2.3 billion in the year, nearly triple the volume of a year ago. The previously announced change in bulk pricing methodology did not have a materially adverse impact on fourth quarter loan production, which increased to a record $644 million, or 7.9 percent, over the third quarter's production. The Company recognized an 88.7 percent increase in its gain on sale of loans net of the unrealized loss on the valuation of the interest-only strip.

     Aames' loan servicing portfolio surpassed the three billion-dollar mark at fiscal year end 1997, reaching $3.2 billion, which is more than double that of year end 1996. Thompson added, "We are beginning to realize efficiencies and increased income as the percentage of our servicing portfolio serviced in-house continues to grow."

     From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform
Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flows and capital needs, delinquencies, risks of contracted servicing, dependence on funding sources, capitalized excess servicing receivables, prepayment and credit risk, recent addition of wholesale correspondent program, recent acquisition of One Stop, concentration of wholesale correspondent program, competition, concentration of operations, timing of loan sales, economic conditions, contingent risks and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
-- Risk Factors" in the Company's form 10-K for the fiscal year ended June 30, 1996, and form 10-Q for the quarter ended March 31, 1997.

     Aames Financial Corporation is a leading home equity lender and currently operates 58 Aames Home Loan offices in 25 states throughout the United States. Its wholly-owned subsidiary, One Stop Mortgage, Inc. operates in 35 states out of 41 offices.


                              # # #

                    [Financial Tables Follow]


                                                        AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                                                              CONSOLIDATED STATEMENTS OF INCOME
                                                                          (Unaudited)
                                            Three Months Ended                            Twelve Months Ended
                                                 June 30                                         June 30
                                      -------------------------------               --------------------------------
                                         1996                1997                      1996                 1997
                                      -----------         -----------               -----------         ------------
Revenue:
  Gain on sale of loans               $34,771,000         $32,525,000               $95,299,000         $198,736,000
  Net unrealized loss on valuation
    of interest-only strip                      -         (24,053,000)                        -          (18,950,000)
  Commissions                           5,895,000           6,077,000                21,564,000           29,250,000
  Loan service                          5,014,000           6,973,000                18,186,000           25,804,000
  Fees and other                        5,981,000          11,250,000                15,215,000           37,679,000
                                      -----------         -----------               -----------          -----------
    Total revenue                      51,661,000          32,772,000               150,264,000          272,519,000
                                      -----------         -----------               -----------          -----------

Expenses:
  Compensation and related expenses    13,504,000          19,738,000                40,758,000           81,021,000
  Sales and advertising costs           6,247,000           6,430,000                19,036,000           27,229,000
  General and administrative expenses   6,845,000           8,917,000                17,377,000           31,716,000
  Interest expense                      6,072,000           9,553,000                12,370,000           33,105,000
  Provision for loan losses             3,465,000           8,500,000                 8,424,000           33,941,000
  Nonrecurring charges                          -           3,892,000                         -           32,000,000
                                      -----------         -----------               -----------          -----------
    Total expenses                     36,133,000          57,030,000                97,965,000          239,012,000
                                      -----------         -----------               -----------          -----------


Income before income taxes             15,528,000         (24,258,000)               52,299,000           33,507,000
Provision for income taxes              7,249,000         (10,143,000)               22,508,000           16,398,000
                                      -----------         -----------               -----------          -----------
Net income                             $8,279,000        ($14,115,000)              $29,791,000          $17,109,000
                                      ===========         ===========               ===========          ===========

Net income per share
      Primary                               $0.32             $ (0.48)                    $1.18                $0.60
                                      ===========         ===========               ===========          ===========
      Fully diluted                         $0.29             $ (0.37)                    $1.14                $0.60
                                      ===========         ===========               ===========          ===========
      Dividends                             $0.03               $0.03                     $0.13                $0.13
                                      ===========         ===========               ===========          ===========

Weighted average number
of shares outstanding
      Primary                         25,543,000           29,167,000                25,194,000           28,371,000
                                      ===========         ===========               ===========          ===========
      Fully Diluted                   31,704,000           35,273,000                27,248,000           34,516,000
                                      ===========         ===========               ===========          ===========




                                           AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                                                   CONSOLIDATED BALANCE SHEETS
                                                           (Unaudited)


                                                                                      June 30                    June 30
                                                                                        1996                       1997
                                                                                  -----------------          -----------------
ASSETS
Cash and cash equivalents                                                            $23,941,000               $26,902,000
Loans held for sale, at lower of cost or market                                      186,189,000               242,987,000
Accounts receivable, less allowance for
  doubtful accounts of  $473,000 and $664,000                                          9,685,000                59,180,000
Interest-only strip, at fair market value                                            129,113,000               270,422,000
Mortgage servicing rights                                                             10,902,000                21,641,000
Residual assets                                                                       44,676,000               112,827,000
Equipment and improvements, net                                                        6,674,000                12,685,000
Prepaid and other                                                                     10,295,000                14,949,000
                                                                                  -----------------           ----------------
  Total assets                                                                      $421,475,000              $761,593,000
                                                                                  =================           ================
LIABILITIES AND STOCKHOLDERS' EQUITY


Borrowings                                                                          $138,045,000              $286,990,000
Revolving warehouse facility                                                         112,363,000                137,500,000
Accounts payable and accrued expenses                                                 11,380,000                23,219,000
Accrued compensation and related expenses                                              4,427,000                 6,078,000
Income taxes payable                                                                  21,831,000                39,452,000
                                                                                  -----------------           ----------------
  Total liabilities                                                                  288,046,000               493,239,000
                                                                                  =================           ================

Stockholders' equity:
  Preferred Stock, par value $.001 per
     share, 1,000,000 shares authorized;
     none outstanding
  Common Stock, par value $.001 per share
     50,000,000 shares authorized;
     23,845,300 and 27,758,800 shares outstanding                                         24,000                    28,000
Additional paid-in capital                                                            88,134,000               209,358,000
Retained earnings                                                                     45,271,000                58,968,000
                                                                                   ----------------           ---------------
  Total stockholders' equity                                                         133,429,000               268,354,000
                                                                                   ----------------           ---------------
  Total liabilities and stockholders' equity                                        $421,475,000              $761,593,000
                                                                                   ================           ===============



                                                                       AAMES FINANCIAL CORPORATION
                                                                      QUARTERLY FINANCIAL STATISTICS


                                               ------------------------------------------------------------------------------
                                                  QTR ENDED           QTR ENDED           YR TO DATE            YR TO DATE
                                                    Jun-96              Jun-97              Jun-96                Jun-97
                                               ------------------------------------------------------------------------------
ORIGINATION VOLUME:
-------------------
       WHOLESALE CORRESPONDENT                   237,268,000         288,779,000          628,177,000         1,169,968,000
       BROKER NETWORK                            118,828,000         233,037,000          319,888,000           741,067,000
       RETAIL                                     72,194,000         121,697,000          220,880,000           436,903,000
                                               -----------------------------------------------------------------------------
       TOTAL                                     428,290,000         643,513,000        1,168,945,000         2,347,938,000
                                               -----------------------------------------------------------------------------

       RETAIL WTD AVG COMM RATE                         6.65%               4.70%                7.74%                 4.88%


SERVICING PORTFOLIO:                                                                    1,370,000,000         3,174,000,000
--------------------


LOAN SALES:
-----------
       WHOLE LOANS SOLD                           46,167,000                              202,182,000             7,532,000
       SECURITIZATIONS                           303,700,000         500,000,000          791,300,000         2,262,700,000
       SERVICING SPREAD                                 4.95%               3.91%                4.93%                 4.16%


EXPENSES AS % OF REVENUE:
-------------------------
       COMPENSATION                                       26%                 60%                  27%                  30%
       SALES & ADVERTISING                                12%                 20%                  13%                  10%
       GENERAL & ADMINISTRATIVE                           13%                 27%                  12%                  12%
       INTEREST                                           12%                 29%                   8%                  12%

COMPONENTS OF REVENUE:
----------------------

GAIN ON SALE OF LOANS                           $ 34,771,000        $ 32,525,000         $ 95,299,000        $ 198,736,000
NET UNREALIZED LOSS ON VALUATION
    OF INTEREST ONLY STRIP                                 -         (24,053,000)                   -          (18,950,000)
COMMISSIONS:
       RETAIL                                      4,565,000           4,901,000           16,802,000           21,320,000
       BROKER NETWORK                                446,000             450,000            1,683,000            4,837,000
       OTHER                                         884,000             726,000            3,079,000            3,093,000
LOAN SERVICE:
       SERVICING SPREAD                            3,285,000           3,820,000           12,667,000           16,265,000
       PREPAYMENT FEES                             1,091,000           1,917,000            3,229,000            5,815,000
       LATE CHGS & OTHER SERV FEES                   638,000           1,236,000            2,290,000            3,724,000
FEES & OTHER:
       CLOSING                                       781,000             573,000            2,512,000            2,723,000
       APPRAISAL                                     376,000             448,000            1,167,000            1,854,000
       UNDERWRITING                                  480,000             223,000            1,600,000            1,382,000
       INTEREST INCOME                             4,131,000          10,011,000            9,127,000           31,160,000
       OTHER                                         213,000              (5,000)             809,000              560,000

                                               -----------------------------------------------------------------------------
       TOTAL REVENUE                          $   51,661,000      $   32,772,000       $  150,264,000       $  272,519,000
                                               -----------------------------------------------------------------------------



                            EXHIBIT 2

CONTACT:       Gregory J. Witherspoon
               Aames Financial Corporation
               (213) 210-5243

               Cecilia A. Wilkinson/Roger S. Pondel
               Pondel Parsons & Wilkinson
               (310) 207-9300

FOR IMMEDIATE RELEASE
_____________________

         AAMES DECLARES REGULAR QUARTERLY CASH DIVIDEND

     Los Angeles, California -- August 26, 1997 -- The board of directors of Aames Financial Corporation (NYSE:AAM) today declared a regular quarterly cash dividend of $0.033 per share, payable on September 19, 1997 to stockholders of record as of September 5, 1997.

     Aames Financial Corporation is a leading home equity lender and currently operates 58 Aames Home Loan offices in 25 states throughout the United States. Its wholly-owned subsidiary, One Stop Mortgage, Inc., operates in 35 states out of 41 offices.


                              # # #